UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 5, 2009
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200,
Cedar Knolls, New Jersey		07927

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On June 5, 2009, Emisphere Technologies, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the NASDAQ Listing and Hearing Review Council had withdrawn its call for review of the May 21, 2009 decision of the NASDAQ Listing Qualifications Panel and has lifted the stay of delisting. The circumstances surrounding the May 21, 2009 decision was previously reported by the Company under Item 3.01 of its Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2009.
          As such, the Company’s securities will be suspended from trading on The NASDAQ Capital Market effective at the open of business on Tuesday, June 9, 2009, and NASDAQ will move to delist the Company’s securities thereafter. The delisting resulted from the Company’s non-compliance with the minimum market value of listed securities requirement for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 4310(c)(3)(B), as such non-compliance was previously reported by the Company under Item 3.01 of its Form 8-K filed with the Commission on November 26, 2008.
          The Company anticipates that its securities will be eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority, effective with the open of business on Tuesday, June 9, 2009. The Company’s trading symbol will remain EMIS. However, it is the Company’s understanding that, for certain quote publication websites, investors may be required to key EMIS.OB to obtain quotes.
          On June 8, 2009, the Company issued a press release announcing that it had received the delisting notice. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Emisphere Technologies, Inc. dated June 8, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
June 8, 2009	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

EXIHBIT INDEX

Exhibit No.	Description

99.1	Press release of Emisphere Technologies, Inc. dated June 8, 2009